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                         CALFEE, HALTER & GRISWOLD LLP
                                Attorneys at Law
                ------------------------------------------------
                        1400 McDonald Investment Center              EXHIBIT 5.1
                800 Superior Avenue   Cleveland, Ohio 44114-2688
                        216/622-8200   Fax 216/241-0816




                                January 8, 1999


Scott Technologies, Inc.
5875 Landerbrook Drive, Suite 250
Mayfield Heights, Ohio 44124

         We are familiar with the proceedings taken by Scott Technologies, Inc., a Delaware corporation (the "Company"), with respect to the 109,430 shares of Common Stock, $.10 par value per share (the "Common Stock"), of the Company offered and sold from time to time pursuant to the Company's 401(k) Savings Plan for Salaried Employees (the "Plan"), as well as an indeterminate amount of participation interests ("Interests") in the Plan. As counsel for the Company and the Plan, we have assisted in the preparation of a Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Common Stock and Interests.

         As counsel, we have examined the Restated Certificate of Incorporation of the Company, the By-laws of the Company, the records of proceedings of the Board of Directors and stockholders of the Company and such other records and documents as we deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

         This opinion is intended solely for your use in the above-described transaction and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

         This opinion is limited to the General Corporation Laws of the State of Delaware, and we express no view as to the effect of any other law on the opinion set forth herein.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Post-Effective Amendment No. 2 to the Registration Statement.

                                             Respectfully submitted,


                                             CALFEE, HALTER & GRISWOLD LLP